Corporate Overview October 19, 2016 Exhibit 99.1

Safe Harbor Statement This presentation includes forward-looking statements about our business prospects, financial position, and development of investigational new drugs for therapeutic use in humans. Any statement that is not a statement of historical fact should be considered a forward-looking statement. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict.  Actual events or performance may differ materially from our expectations indicated by these forward-looking statements due to a number of factors, including, but not limited to, our ability to raise additional capital as needed and continue as a going concern; results of pending and future clinical and nonclinical studies, the timeline for product development activities; failure to obtain regulatory approval of our product candidates; our dependency on third parties to conduct clinical studies and supply or manufacture clinical trial material; our ability to repay outstanding debt as payments come due; our ability to establish and protect proprietary rights related to our product candidates; and other risks and uncertainties more fully described in our press releases and our filings with the SEC, including our quarterly report on Form 10-Q filed with the SEC on August 9, 2016 and our current report on Form 8-K filed with the SEC on September 26, 2016 . We caution you not to place undue reliance on any of these forward-looking statements, which speak only as of the date of this presentation. We do not intend to update any forward-looking statement included in this presentation to reflect events or circumstances arising after the date of the presentation, except as may be required by law.

Preclinical Phase 1 Phase 2 Phase 3 Heart Failure (HFpEF) Pulmonary Hypertension (Incl. cohort of HFpEF-PH) INABLE-HFpEF INDIE-HFpEF AIR001* Product Candidate Pipeline *Investigational new drug Preclinical Phase 1 Phase 2 Phase 3 Ischemic Stroke Vepoloxamer* Phase 2-ready Enrolling / Interim results expected Q4 Published / Primary Endpoint Met Recruiting Enrolling

AIR001 Program Heart Failure Objective: Improve exercise tolerance and hemodynamics in HFpEF patients Multiple Phase 2 Studies Ongoing

AIR001 Overview AIR001 is nitrite* for intermittent inhalation An inhaled investigational new treatment for heart failure patients, exploiting a novel NOS-independent pathway Delivered via proprietary handheld nebulizer Activity includes dilation of blood vessels and reduced inflammation Not limited to role as nitric oxide donor, as nitrite has direct mitochondrial oxygen-sparing activity Hemodynamic benefits include reductions in: Pulmonary capillary wedge pressure Right atrial pressure Mean pulmonary arterial pressure Safety data available in approximately 175 subjects (generally well-tolerated) * Note: Nitrite is a different molecule and has separate activity compared to organonitrates or nitric oxide.

AIR001 Development History Mast purchased Aires Pharmaceuticals, Inc. in 2014, including rights to AIR001 program Prior to the acquisition, AIR001 development in pulmonary hypertension (PH) was supported by $35M of venture capital Until 2012, AIR001 program was the subject of a $250M option and license agreement with Novartis Pharmaceuticals (terminated for strategic reasons) Following the acquisition, Mast redirected development of AIR001 to focus on heart failure with preserved ejection fraction (HFpEF) More applicable hemodynamic benefits Preferable competitive landscape

AIR001 Clinical Development Plan

- **Heart Failure with Preserved Ejection Fraction (HFpEF)**
  - Responsible for ~50% of heart failure hospitalizations
  - No approved medications

- **AIR001 is being tested in three separate institutional-sponsored Phase 2 studies at prestigious institutions:**
  - Phase 2 study in HFpEF-PH (ClinicalTrials.gov: NCT01431313)
  - Phase 2 INABLE study in HFpEF (ClinicalTrials.gov: NCT02713126)
  - Phase 2 INDIE study in HFpEF (ClinicalTrials.gov: NCT02742129)
    - a 100-patient study by Heart Failure Clinical Research Network with significant support from a grant from the NHLBI/NIH

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MAST THERAPEUTICS, INC.
NYSE MKT: MSTX

AIR001 Prior Clinical Studies (Normal Healthy Volunteers & PH) Three Phase 1 studies Established Maximum Tolerated Dose Acute improvements in hypoxia-induced pulmonary hypertension No drug-drug interaction with sildenafil Phase 2a study in Pulmonary Arterial Hypertension (n=29) Well-tolerated; no treatment-related serious adverse events Improvements seen in median pulmonary vascular resistance (PVR) and median distances in 6-minute walk test Methemoglobin levels remained normal (<1.5%) Phase 2 study in PH (n=50) Interim results (n=6; HFpEF-PH) presented at 2016 ATS AIR001 administration significantly lowered central pressures Increase in pulmonary artery compliance observed with no significant decrease in systemic blood pressures or change in heart rate Additional interim results submitted for publication, expected Q4 2016

Preclinical Phase 1 Phase 2 Phase 3 Heart Failure (HFpEF) Pulmonary Hypertension (Inc. cohort of HFpEF-PH) INABLE-HFpEF INDIE-HFpEF AIR001 AIR001 Clinical Studies in HFpEF Enrolling / Interim results expected Q4 Published / Primary Endpoint Met Recruiting Enrolling (n=30) (n=20) (n=68) (n=100)

Phase 2a Study in HFpEF (n=30)

- **Investigated effects of AIR001 administration on resting and exercise hemodynamics in patients with HFpEF**
- **Primary endpoint met**
  - AIR001 demonstrated statistically significant (p=0.02) decrease in pulmonary capillary wedge pressure (PCWP) during exercise compared to placebo
- **AIR001 significantly lowered right atrial pressure (p=0.05)**
- **AIR001 significantly lowered mean pulmonary artery pressure at rest (p=0.007)**
- **AIR001 significantly improved pulmonary artery compliance (p=0.046)**
- **AIR001 was generally well-tolerated, with no treatment-related serious adverse events**

Source: Inhaled Sodium Nitrite Improves Rest and Exercise Hemodynamics in Heart Failure With Preserved Ejection Fraction, Barry A Borlaug, Vojtech Melenovsky and Katlyn E Koepp, *Circulation Research*; July 25, 2016
DOI: http://dx.doi.org/10.1161/CIRCRESAHA.116.309184

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MAST THERAPEUTICS, INC.
NYSE MKT: MSTX

PCWP (mmHg) Phase 2a Study in HFpEF (n=30) (p = 0.02) Placebo AIR001 (p = 0.002) Primary endpoint of exercise pulmonary capillary wedge pressure (PCWP) was significantly improved with AIR001 compared with placebo Effects observed both at rest and during exercise Source: Inhaled Sodium Nitrite Improves Rest and Exercise Hemodynamics in Heart Failure With Preserved Ejection Fraction, Barry A Borlaug, Vojtech Melenovsky and Katlyn E Koepp, Circulation Research; July 25, 2016 DOI: http://dx.doi.org/10.1161/CIRCRESAHA.116.309184

Phase 2 Study (HFpEF Cohort of PH) Single-center, open label study to evaluate the effect of AIR001 in a dose escalation manner on the change in pulmonary vascular resistance (PVR) in subjects with pulmonary hypertension undergoing right heart catheterization Planned for patients (n=50) with a diagnosis of pulmonary hypertension, 20 of which are diagnosed with HFpEF Primary endpoint: Change in pulmonary vascular resistance (from time zero and at 15, 30, and 45 minutes of nebulization) Patient enrollment ongoing – publication / interim results expected Q4 2016

Phase 2 Study in HFpEF (“INABLE”) Investigator-sponsored Phase 2 study Single-center, randomized, interventional study to evaluate whether AIR001 improves clinical responses and tolerability of exercise training (ET) Patients with a diagnosis of HFpEF (n=68) Patients will undergo 12 weeks of cardiac rehabilitation including ET; randomized to AIR001 or placebo inhalation solution through the training period Primary endpoint: Change in exercise capacity as measured by peak oxygen consumption Patient recruitment initiated

Phase 2a Study in HFpEF (“INDIE”) Ongoing study, conducted by the Heart Failure Clinical Research Network (HFN) with significant support from a grant awarded by the NHLBI/NIH HFN consists of premier clinical centers; established to expedite clinical research on treatments and strategies to improve the management of acute and chronic heart failure Randomized, double-blind, placebo-controlled crossover study to evaluate the effect of AIR001 on peak exercise capacity Patients with a diagnosis of HFpEF (n=100) Primary endpoint: Peak oxygen consumption (VO2) after four weeks of treatment with nebulized inhaled AIR001 or placebo (assessed by CPET performed at peak drug levels) Results expected Q4 2017 First patient dosed July 2016

Heart Failure Market Opportunity Heart failure is a leading cause of morbidity and mortality among the elderly worldwide Approx. 5.7M individuals in the U.S. have clinical heart failure HF is the primary diagnosis in >1 million hospitalizations per year and medical costs are projected to rise to $53 billion in the U.S. by 2030 ~50% of HF hospitalizations are for HFpEF & prevalence of HFpEF is expected to increase No approved medications

AIR001 IP and Market Protections Patent applications filed in major markets cover various methods of therapeutic use of inhaled inorganic nitrite, including its use for treating HFpEF Patents issued would have a term until February 2034 Approval for HFpEF may result in data and/or marketing exclusivity: 3 years market exclusivity in the US (New Use Exclusivity) 6 years data exclusivity and 2 years of market exclusivity in Canada 8 years data exclusivity and 2 years of market exclusivity in Europe 8 years of data exclusivity in Japan Exclusive right to purchase I-nebs from Philips for use with an inhaled nitrite or inhaled NO-donating compound for HFpEF Expected exclusivity for the combination of AIR001 and its delivery system Other medications to alter pulmonary pressures include the delivery device in FDA and EMA labels and are approved only with the specified proprietary device

Vepoloxamer Status Update Prior study in sickle cell disease did not meet primary & secondary endpoints SCD is extremely complex, involving numerous pathophysiologies Inflammation, tissue ischemia, vaso-occlusion, hemolysis, hypoxia, nitric oxide depletion, organ damage, anemia and pain Given disease complexity, it may be too difficult to correlate improved blood flow with clinical outcomes in a clinical setting Will evaluate partnership opportunities for ischemic stroke (phase 2-ready) Vepoloxamer has demonstrated improved thrombolysis and perfusion in the clinic Vepoloxamer has demonstrated improved survival in MCAO stroke models Perfusion can be more directly measured and may be more translatable to clinical outcomes in stroke patients Objective: Accelerate recanalization, improve perfusion, and reduce injury

Vepoloxamer for Ischemic Stroke Nonclinical Studies; In combination with fibrinolytic agents, vepoloxamer shortened time to thrombolysis, improved post-lysis perfusion and expanded the treatment window for t-PA Clinical Studies; Vepoloxamer was well-tolerated in healthy volunteers and individuals with sickle cell disease at similar or higher doses than are anticipated for use in stroke Funding; SBIR grant awarded by National Institute of Neurological Disorders and Stroke/NIH in August 2016 Working with leading stroke researchers at Henry Ford Health System Evaluate the effect of combination treatment with tPA on infarct volume and functional outcome in a nonclinical model Study expected to be completed July 2017 Vepoloxamer is covered by an issued composition of matter patent that does not expire until 2035 (U.S. 9,403,941) Evaluating partnership opportunities; no internal spend forecasted for 2017

MSTX Financial Overview Cash/investments at 8/31/2016: $30.3 million $10.6 million in principal debt payments made in Sep. & Oct. 2016; outstanding principal debt balance of $3.7M Estimated 2017 Operating Expenses: ~$8 – 9 million* *Excludes share-based compensation expense

MSTX News and Future Plans Focused on clinical development of AIR001 for HFpEF Supporting three investigator-sponsored Phase 2 clinical studies at prestigious research institutions Interim results from HFpEF-PH study expected Q4 2016 Results from 100-patient INDIE study expected Q4 2017 Actively evaluating partnering and licensing opportunities; AIR001 (heart failure) Vepoloxamer program (all acute ischemic indications) Unique, 388-patient sickle cell disease database